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                                 Deinking Plant
                                   AGREEMENT

CLAUSE I:   TWO COOPERATIVE PARTIES

The first party:   Jingmen Sugar Cane Chemical factory (Group)
                   Co., Ltd.
The second Party:  Guangdong Dransfield Paper Company Limited

CLAUSE II:  CONTRACT SCOPE

The first party will contract produce deinked pulp for the second party.

CLAUSE III: RESPONSIBILITIES OF BOTH PARTIES

1. The second party will provide waste paper and chemicals to the first party to produce tissue paper.
2.  The second party manages the marketing and sales of all pulp.
3.  All revenue and profits of pulp sales belong to the second party.
4. The first party will provide all equipment for raw material conveyor and proper through disc-filter, and other equipment that it is able to provide to the second party for use.
5. The first party should fully coordinate when the second party adds necessary equipment and buildings. They should be paid by the second party.
6. The second party manages the basic operations of the deinking plant Management includes but is not limited to:
    o All technical direction
    o Daily operating policies and procedures
    o Direction of the first party's employees through its supervisors
    o Maintenance planning/scheduling, but it should be approved by the first party.
    o Research and development
    o Raw material specification
5.  The work employees do in the pulp plant is defined by both parties.
    o The two parties will modify roles and responsibilities to meet business needs.

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    o Specific employees can be reassigned our of the operation as requested by the second party and approved by first party.
6. Both parties agree the minimization of costs for operations of deinking plant is a primary objective. The achievement of high productivity of the paper mill is critical to achieving minimum costs.
7. Both parties consider that reductions in manpower in deinking plant is an acceptable method to reduce costs and improve operations.
8. Possible investments in the operation for improvements and modifications will be scheduled and acted after being confirmed by both parties.
9. Basic living accommodations and local transportation for the second party's personnel will be assisted by the first party and paid by the second party.

CLAUSE IV:  CONTRACT CHARGE STRUCTURE

1.  The costs charged to the second party for paper manufacturing are:
    1)  basic costs
    2)  fixed profit
2. basic costs and fixed profit will be confirmed by the two parties in the trial period based on the principle of mutual benefit to each party.
3. The relate taxes will be paid by the second party additionally to the above.
4.  Charges will be concluded at month basis.

CLAUSE V: CONTRACT VALIDITY AND TIMING

1. The contract is effective for seven (7) years, including a three (3) - month trial period.
2.  The trial period is to validate all costing and formula.
3. This agreement becomes effective when the Clause IV is confirmed.The Clause IV is to adjusted once a year based on friendly negotiation by the two parties.
4. The trial period will start through a friendly discussion after the agreement has been signed by both parties.
5. If the first party wants to use the deinking equipment after installation of the second-hand coated paper machine, it should inform the second party

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    six months ahead of the need. In this case, this agreement can be terminated.

CLAUSE VII: SOLUTIONS TO DISPUTES

1. All disputes in carrying out this agreement or related to it should be solved through friendly negotiation by the two parties. Those that cannot be solved in this way should be submitted to China International Economics and Trade Association for an arbitration using the Procedures of this Association (or of its branch). The arbitration will be a final solution to the dispute, therefore both parties should obey it.
2. During the arbitration, the agreement should be continued except for the part(s) in the process of arbitration.
3. If the disputes cannot be solved through friendly negotiation, the party violating the contact should pay the other one RMB 1 million for penalty.



The first party:    Jiangmen Sugar Cane Chemical Factory (Group) Co. Ltd.
Representative(signature):  /s/ Zhou Run
Date:   20 January 1999




The Second Party:   Guangdong Dransfield Paper Co. Ltd.
Representative (signature):  /s/ Horace Yao Yee Cheong
Date:   19 January 1999


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                                 Paper Machine
                                   AGREEMENT



CLAUSE I:  TWO COOPERATIVE PARTIES

The first party:   Jiangmen Sugar Cane Chemical Factory (Group)
                   Co., Ltd.
The second party:  Guangdong Dransfield Paper Company Limited

CLAUSE II:  CONTRACT SCOPE

The first party will contract produce tissue paper for the second party.

CLAUSE III:  RESPONSIBILITIES OF BOTH PARTIES

1. The second party will provide pulp, chemicals, clothing and wire to the first party to produce tissue paper.
2.  The second party manages the marketing and sales of all the paper.
3.  All revenue and profits of paper sales belong to the second party.
4. The second party manages the basic operations of the paper machine Management includes but is not limited to:
    o All technical direction
    o Daily operating policies and procedures
    o Direction of the first party's employees through its supervisors
    o Production scheduling
    o Maintenance planning/scheduling, but it should be approved by the first party.
    o Research and development
    o Raw material specification
5.  The work employees do in the paper mill is defined by both parties.
    o The two parties will modify roles and responsibilities to meet business needs.
    o Specific employees can be reassigned out of the operation as requested by the second party and approved by the first party.
6. Both parties agree the minimization of costs for operations of the paper mill is a primary objective. The achievement of high productivity of the paper mill is critical to achieving minimum costs.
7. Both parties consider that reductions in manpower in the paper mill is an acceptable method to reduce costs and improve operations.

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8.  Possible investments in the operation for improvements and modifications will be scheduled and acted after being confirmed by both parties.
9. Basic living accommodations and local transportation for second party's personnel will be assisted by the first party and paid by the second party.

CLAUSE IV:   CONTRACT CHARGE STRUCTURE

1.  the costs charged to the second party for paper manufacturing are:
    1)  basic costs
    2)  fixed profit
    3)  cost saving share
2.  The formula for charges to the second party is:
    Charges to the second party
         = basic costs + fixed profit + first party cost saving share
3. The first party will charge based on the actual productivity. If the actual yearly productivity is lower than 330 days x 5 tons/day = 1650 tons, it will charge as 1650 tons. Charges will be concluded at month basis.
4. Basic costs and fixed profit will be confirmed by the two parties in the trial period based on the principle of mutual benefit to each party. An example Spread Sheet of the costing method is attached for reference.
5. The related taxes will be paid by the second party additionally to the above.

CLAUSE V: DEFINITIONS OF TERMS

1.  Charges to the second party
    Charges to the second party are the costs the second party pays to the first party for producing paper.
    They are the three items in 1., Clause IV.
2.  Basic costs
    Basic costs include the below seven items. Definitions and clarity are to be made in additional attachments in the future.
    1)  packaging
    2)  water
    3)  steam
    4)  electricity
    5)  salary and welfare
    6)  production costs

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    7)  administration
3.  Original basic costs
    Original basic costs are to be defined and agreed to by both parties.
    This is the starting point for all cost saving. This is defined as Original basic costs.
4.  Cost savings
    Original basic costs minus current monthly operating basic costs is the cost savings to the paper mill. This is defined as Cost saving.
5.  Cost savings share
    Cost savings will be shared by both parties. This is defined as cost savings share.
6.  Fixed profit
    The first party will receive a Fixed Profit on each ton of paper produced. This fixed profit may be indexed to productivity. This is defined as Fixed profit.

CLAUSE VI: CONTRACT VALIDITY AND TIMING

1. The contract is effective for seven (7) years, including a three (43)-month trial period.
2.  The trial period is to validate all costing and formula.
3. The trial period will not fully implement the agreement. Some current methods of managing the operation and purchasing supplies will remain until the trial period is completed and new systems are in place for the transition.
4. The second party will come to the site and begin its audit and improvements during the trial period.
5. The second party will purchase all new productivity of the tissue paper machine during the trial period using the new costing structure.
6. The second party may purchase additional paper at this costing structure for its own use in the trial period. If necessary, it may purchase all produced tissue paper.
7. The existing customer base will be maintained until the trial period is over.
8.  This agreement becomes effective when the Clause IV is confirmed.
9. The trial period will star through a friendly discussion after the agreement has been signed by both parties.
10. If the first party proposes to terminate the contract for deinking pulp because its coated paper machine needs the deinking line, as requested by the second party, this agreement can be terminated.

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CLAUSE VII: SOLUTIONS TO DISPUTES

1. All disputes I carrying out this agreement or related to it should be solved through friendly negotiation by the two parties. Those that cannot be solved in this way should be submitted to China International Economics and Trade Association for an arbitration using the procedures of this Association (or of its branch). The arbitration will be a final solution to the dispute, therefore both parties should obey it.
2. During the arbitration, the agreement should be continued except for the part(s) in the process of arbitration.
3. If the disputes cannot be solved through friendly negotiation, the party violating the contract should pay the other one RMB500,000 for penalty.


The first party:   Jiangmen Sugar Cane Chemical Factory (Group) Co. Ltd.
Representative(signature):  /s/ Zhou Run
Date:   20 January 1999




The Second Party:   Guangdong Dransfield Paper Co. Ltd.
Representative (signature):  /s/ Horace Yao Yee Cheong
Date:   19 January 1999